Exhibit 99.1

MeadWestvaco Corporation
Global Headquarters
501 South 5th Street
Richmond, VA 23219-0501

+1 804.444.7925 T
www.mwv.com

PRESS RELEASE

Media Contact	Investor Relations
Alison von Puschendorf tel: +1 804-444-7284 mediainquiries@mwv.com	Jason Thompson tel: +1 804-444-2556

MWV Agrees to Sell Global Media and Entertainment Business

to Atlas Holdings LLC

Richmond, VA – [September 3, 2010] – MeadWestvaco Corporation (NYSE: MWV) today announced it has signed a definitive agreement to sell its global media and entertainment packaging business to Atlas Holdings LLC, which owns a family of companies that span multiple industries including consumer packaging, steel, and pulp and paper, for $68 million in cash, subject to certain closing conditions. Completion of the transaction is expected September 30, 2010.

The media business specializes in innovative packaging for DVDs, music and video games and has approximately 1,450 employees. Included in the sale is the global network of media packaging businesses that operate under the names AGI Media, AGI Amaray and AGI Polymatrix. Principal operations are in the United States, United Kingdom, Austria, France, Ireland, Germany, Poland, The Netherlands and Australia.

“This transaction allows us to further sharpen our focus on the growing global consumer packaging markets we have selected and dedicate our resources to ensure we are leveraging our capabilities in these key markets,” said John A. Luke, Jr., MWV chairman and chief executive officer. “The media and entertainment business team has achieved great success in this market and continues to be at the forefront of innovative packaging for music, movies and video games. We are confident that under Atlas’ ownership, the media and entertainment business will continue to have a market-leading position in this sector.”

Timothy Fazio, managing partner of Atlas Holdings, said, “We are excited about acquiring AGI and welcoming its employees into the Atlas family. The acquisition is very consistent with our investment strategy – the packaging market is a sector we have operated in for more than a decade, AGI is critical to the markets it serves and we have experience transitioning divisions of large companies into viable stand-alone companies.” He added, “After the closing of the transaction, the business will be well capitalized and positioned for success going forward.”

The transaction will result in a pre-tax loss for MWV of about $125 million. The net loss on the transaction and the results of the global media and entertainment business is expected to be reported in the third quarter of 2010 as a discontinued operation.

About MWV

MeadWestvaco Corporation (NYSE: MWV), provides packaging solutions to many of the world’s most admired brands in the healthcare, beauty and personal care, food, beverage, home and garden, tobacco, and commercial print industries. The company’s businesses include Consumer & Office Products, Specialty Chemicals, and the Community Development and Land Management Group, which sustainably manages the company’s land holdings to support its operations, and to provide for conservation, recreation and development opportunities. With 19,000 employees worldwide, MWV operates in 30 countries and serves customers in more than 100 nations. MWV manages all of its forestlands in accordance with internationally recognized forest certification standards, and has been named to the Dow Jones Sustainability World Index for the sixth consecutive year. For more information, please visit www.mwv.com.

Forward-looking Statements

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties, and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to realize improvements in operating earnings from the company’s ongoing cost reduction initiatives; the ability of MeadWestvaco to close announced and pending transactions, including divestitures; the reorganization of the company’s packaging business units; competitive pricing for the company’s products; impact from inflation on raw materials, energy and other costs; fluctuations in demand and changes in production capacities; relative growth or decline in the United States and international economies; government policies and regulations, including, but not limited to those affecting the environment, climate change, tax policies and the tobacco industry; the company’s continued ability to reach agreement with its unionized employees on collective bargaining agreements; the company’s ability to execute its plans to divest or otherwise realize the greater value associated with its land holdings; adverse results in current or future litigation; currency movements; volatility and further deterioration of the capital markets; and other risk factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2009 and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the company’s reports filed with the SEC.

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